Exhibit 99.01

Glu Updates Second Quarter 2011 Financial Guidance
Glu Hosts Analyst and Investor Day to Discuss Product and Growth Strategy and Unveil New Titles

SAN FRANCISCO, Calif., — May 26, 2011 — Glu Mobile Inc. (NASDAQ: GLUU), a leading global publisher of 3D Social Mobile games for smartphone and tablet devices, today announced updated financial guidance for the three months ending June 30, 2011. The Company issued the following updated guidance for the second quarter of 2011:

•	Non-GAAP revenue is expected to be between $16.0 million and $17.0 million, up from the previous range of $15.0 million to $16.5 million.

•	Non-GAAP smartphone revenue is expected to be between $8.25 million and $8.75 million, up from the previous range of $7.25 million to $8.25 million.

•	Non-GAAP operating loss is expected to be between $(1.3) million and $(2.1) million, a smaller loss than the previous range of $(1.3) million and $(2.5) million. Non-GAAP operating expenses are expected to be approximately $14.9 million, up from the previous expectation of $14.5 million.

•	Non-GAAP gross margin is expected to be approximately 80%, consistent with previous expectations.

•	Non-GAAP net loss is expected to be between $(1.9) million and $(2.7) million, or a net loss of $(0.04) to $(0.05) per basic share, which excludes $0.7 million for amortization of intangibles and approximately $0.6 million of anticipated stock-based compensation expense. This compares to a previous range of $(1.9) million and $(3.1) million, or a net loss of $(0.04) to $(0.06) per basic share.

•	Weighted average common shares outstanding are expected to be approximately 54.2 million basic and 60.9 million diluted, up from the previous expectation of 53.9 million basic and 60.8 million diluted.

Glu will be discussing its revised financial guidance for the second quarter of 2011, along with other matters related to its business, today at its analyst and investor day, which will begin at 1:30 p.m. Pacific time. The agenda for the analyst and investor day is as follows:

•	1:30 p.m. – Niccolo de Masi, Glu’s President and Chief Executive Officer, will provide an overview of Glu’s business and growth strategy.

•	2:15 p.m. – Adam Flanders, Glu’s General Manager, North America, will discuss the company’s advertising and analytics initiatives.

•	2:30 p.m. – Eric R. Ludwig, Glu’s Senior Vice President and Chief Financial Officer, will provide a company financial overview, including a discussion of the revised guidance for the second quarter of 2011.

•	2:45 p.m. – Giancarlo Mori, Glu’s Chief Creative Officer, will discuss and demonstrate Glu’s upcoming Q2 title releases: Circus City, Eternity Warriors, Gun Bros Multiplayer, Star Blitz, Tunity and Wildlife Safari.

•	3:30 p.m. – best-selling author James Frey will discuss Full Fathom Five’s recent transmedia partnership with Glu.

•	4:00 p.m. – Glu’s management team will partake in a question and answer session with participants.

A live webcast of the analyst and investor day, as well as supplemental slides used during the presentation, will be available on Glu’s investor relations website at http://www.glu.com/investors. The webcast will also be archived on the company’s website.

Use of Non-GAAP Financial Measures

To supplement Glu’s unaudited condensed consolidated financial statements presented in accordance with GAAP, Glu uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Glu’s results of operations as determined in accordance with GAAP. The non-GAAP financial measures used by Glu in this release include estimated non-GAAP revenues, non-GAAP smartphone revenues, non-GAAP gross margin, non-GAAP operating loss, non-GAAP net loss and non-GAAP basic and diluted net loss per share. These non-GAAP financial measures exclude the following items from Glu’s unaudited consolidated statements of operations:

•	Change in deferred revenues and royalties;

•	Amortization of intangible assets;

•	Stock-based compensation expense;

•	Restructuring charges;

•	MIG earnout expenses; and

•	Foreign currency exchange gains and losses primarily related to the revaluation of assets and liabilities.

Glu may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Glu believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding Glu’s performance by excluding certain items that may not be indicative of Glu’s core business, operating results or future outlook. Glu’s management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing Glu’s operating results, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of Glu’s performance to prior periods.

Cautions Regarding Forward-Looking Statements

This news release contains forward-looking statements, including those regarding our updated financial guidance for the second quarter of 2011 and our expected Q2 title releases. These forward-looking statements are subject to material risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Investors should consider important risk factors, which include: the risk that growth of smartphones and advanced networks does not grow as significantly as we anticipate or that we will be unable to capitalize on any such growth; the risk that we do not realize a sufficient return on our investment with respect to our efforts to develop persistent-state, freemium games for smartphones and advanced platforms, the risk that our development expenses for games for smartphones are greater than we anticipate; the risk that our recently and newly launched games are less popular than anticipated; the risk that our newly released games will be of a quality less than desired by reviewers and consumers; the risk that the mobile games market, particularly with respect to social, persistent gaming, is smaller than anticipated; the risk that the slowdown in sales of feature phones in our traditional carrier-based business accelerates more rapidly than we anticipate; and other risks detailed under the caption “Risk Factors” in our Form 10-Q filed with the Securities and Exchange Commission on May 5, 2011 and our other SEC filings. You can locate these reports through our website at http://www.glu.com/investors. We are under no obligation, and expressly disclaim any obligation, to update or alter our forward-looking statements whether as a result of new information, future events or otherwise.

About Glu Mobile

Glu Mobile (NASDAQ:GLUU) is a leading global publisher of 3D Social Mobile games for smartphone and tablet devices. Glu’s unique technology platform enables its titles to be accessible to a broad audience of consumers all over the world — supporting iOS, Android, Palm, Windows Phone 7 devices and beyond. Glu is focused on bringing the best in social, freemium, cross-platform mobile gaming experiences to the mass market. Founded in 2001, Glu is headquartered in San Francisco and has major offices in Brazil, China, Russia and the UK. Glu is focused on creating compelling original IP and also partners with leading entertainment brands including Activision, Atari, Caesar’s and Fox. Consumers can find high-quality, fresh entertainment created exclusively for their mobile devices wherever they see the ‘g’ character logo or at www.glu.com. For live updates, please follow Glu via Twitter at www.twitter.com/glumobile or become a Glu fan at Facebook.com/glumobile.

CIRCUS CITY, ETERNITY WARRIORS, GUN BROS MULTIPLAYER, STAR BLITZ, TUNITY, WILDLIFE SAFARI GLU, GLU MOBILE and the ‘g’ character logo are trademarks of Glu Mobile Inc. Other trademarks used in this press release are the properties of their respective owners.

Contacts:

Media:
Mike Breslin
Glu Mobile Inc.
press@glu.com
415-630-0650

or

Investor Relations:
Seth Potter
ICR
ir@glu.com
(646) 277-1230